EXHIBIT 99.1

First Mid Bancshares, Inc. Announces Fourth Quarter and Full Year 2021 Results

MATTOON, Ill., Jan. 27, 2022 (GLOBE NEWSWIRE) -- First Mid Bancshares, Inc. (NASDAQ: FMBH) (the “Company”) today announced its financial results for the quarter and full year period ended December 31, 2021.

Highlights

  Net income of $16.8 million, or $0.93 diluted EPS
  Adjusted net income (non-GAAP) of $17.1 million, or $0.94 diluted EPS
  Strong loan growth of 2.3% for the quarter, excluding Paycheck Protection Program (“PPP”) loans
  Record quarter of wealth management revenues with assets under management increasing to $5.1 billion
  Received Federal Reserve approval on January 26, 2022 for the pending Delta Bancshares acquisition

“We ended 2021 on a high note with strong loan growth, record wealth management revenues and solid earnings,” said Joe Dively, Chairman and Chief Executive Officer. “The economic conditions in our markets are improving and our strategic emphasis on diversifying our geographic footprint is providing better opportunities for loan growth. The pipeline continues to be strong through the early part of the first quarter.   The growth in our noninterest income was led by record performance in the farm management group and proves the importance of the diversification in our business units and revenue streams.”

“With respect to the pending acquisition of Delta Bancshares Company (“Delta”) and its subsidiary Jefferson Bank and Trust (“Jefferson”), which we announced on July 29, 2021, we received Federal Reserve approval yesterday and anticipate closing the acquisition in mid-February. We remain excited about the combination with Jefferson and its enhancement and expansion to our St. Louis metro presence. We have continued to work together with the Jefferson employees in preparing for a smooth transition and we are planning for a June bank merger and conversion,” Dively concluded.

Net Interest Income

Net interest income for the fourth quarter of 2021 decreased by $2.8 million, or 6.0% compared to the third quarter due to declines of $3.4 million and $0.9 million in PPP fee and accretion income, respectively. Excluding these, net interest income increased $1.5 million on a combination of loan growth, higher securities earnings and lower interest expense. For the current quarter, PPP fee income was $1.7 million and accretion income was $0.7 million. As of December 31, 2021, the Company had $0.3 million of deferred fee income on PPP loans remaining.

In comparison to the fourth quarter of 2020, net interest income increased $9.3 million, or 27.9%. The increase was primarily the result of the acquisition of LINCO Bancshares, Inc. and its subsidiary Providence Bank (“Providence”) in the first quarter of 2021, higher income from PPP, and the active management to lower funding costs.

Net Interest Margin

Net interest margin, on a tax equivalent basis, was 3.11% for the fourth quarter of 2021, which was a decrease of 27 basis points compared to the prior quarter with the average earning asset yield down 30 basis points, partially offset by 3 basis points of lower funding costs. Excluding PPP fee income and accretion income, the net interest margin increased by 5 basis points in the quarter.

In comparison to the fourth quarter of last year, the net interest margin declined 6 basis points with earning asset yields down by 21 basis points and the average cost of funds lower by 15 basis points.   Excluding PPP fee income and accretion income, the net interest margin increased by 10 basis points compared to the fourth quarter of last year.

Loan Portfolio

Total loans ended the quarter at $4.0 billion, representing an increase of $47.8 million compared to the prior quarter. Excluding the forgiveness of $43.3 million in PPP loans during the quarter, loans increased $91.1 million, or 2.3%. The Company had $16.0 million in PPP loans remaining at the end of the quarter. Increases in loans were primarily in commercial real estate and agricultural operating lines. Overall loan growth in the quarter was dispersed by market and in industry, and the pipeline remains healthy for the first quarter of 2022.

Asset Quality

The Company’s asset quality measures continued to be in a very strong position.   At quarter end, the ratio of non-performing loans to total loans was 0.55%, and the allowance for credit losses (“ACL”) to non-performing loans was 248%.   Nonperforming loans and nonperforming assets decreased in the quarter. The ratio of nonperforming assets to total assets was 0.45% at quarter end. Net charge-offs were $1.8 million during the quarter. Special mention loans decreased $10.0 million to $66.2 million and substandard loans decreased $7.2 million to $43.9 million.

Provision expense for the quarter was $2.5 million compared to $0.6 million in the same quarter last year. As of December 31, 2021, the ACL, excluding $16.0 million of PPP loans, was 1.37% of total loans.

Deposits

Total deposits ended the quarter at $4.96 billion, which represented a decrease of $32.1 million from the prior quarter. The decline was primarily in time deposits where the Company continues to let non-strategic CD’s mature without replacement. In addition, the Company had $26.2 million of FHLB borrowings mature and were not replaced in the quarter. The Company’s average rate on cost of funds was 0.26% for the quarter compared to 0.29% in the prior quarter and 0.41% in the fourth quarter of 2020.

Noninterest Income

Noninterest income for the fourth quarter of 2021 was $18.1 million compared to $16.4 million in the third quarter of 2021.   The increase was primarily due to a record quarter of wealth management revenues led by the farm management group with higher commodity prices and farmland sales. The increase was partially offset by lower mortgage banking revenues.

In comparison to the fourth quarter of last year, noninterest income increased $2.6 million, or 16.6%. Combined, insurance and wealth management business lines increased 19.5% over the same period last year, led by record wealth management revenues and partially due to the previously announced acquisitions within the brokerage and insurance lines of business. The other fee income services increased 12.8% compared to the fourth quarter of last year, partially due to the addition of Providence.

Noninterest Expenses

Noninterest expense for the fourth quarter totaled $36.4 million compared to $36.3 million in the third quarter. The current quarter included $0.3 million of acquisition and integration related costs. The prior quarter included $0.4 million in acquisition and integration related costs and $1.3 million in branch optimization costs.

In comparison to the fourth quarter of 2020, noninterest expenses increased $6.1 million. The increase was primarily due to the addition of Providence, and growth in both the insurance and wealth management businesses.

The Company’s efficiency ratio, as adjusted in the non-GAAP reconciliation table herein, for the fourth quarter 2021 was 55.8% compared to 52.7% in the prior quarter and 58.3% for the same period last year.

Regulatory Capital Levels and Dividend

The Company’s capital levels remained strong and comfortably above the “well capitalized” levels. Capital levels ended the period as follows:

Total capital to risk-weighted assets	15.79%
Tier 1 capital to risk-weighted assets	12.51%
Common equity tier 1 capital to risk-weighted assets	12.06%
Leverage ratio	9.05%

The Company’s Board of Directors approved its next quarterly dividend in the amount of $0.22 payable on March 1, 2022 for shareholders of record on February 10, 2022.

About First Mid: First Mid Bancshares, Inc. (“First Mid”) is the parent company of First Mid Bank & Trust, N.A., First Mid Insurance Group, Inc., and First Mid Wealth Management Co. First Mid is a $6.0 billion community-focused organization that provides a full-suite of financial services including banking, wealth management, brokerage, Ag services, and insurance through a sizeable network of locations throughout Illinois, Missouri, and Texas, and a loan production office in the greater Indianapolis area. Together, our First Mid team takes great pride in providing solutions and services to the customers and communities and has done so over the last 156 years. More information about the Company is available on our website at www.firstmid.com.

Non-GAAP Measures: In addition to reports presented in accordance with generally accepted accounting principles (“GAAP”), this release contains certain non-GAAP financial measures. The Company believes that such non-GAAP financial measures provide investors with information useful in understanding the Company’s financial performance. Readers of this release, however, are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported. These non-GAAP financial measures are detailed as supplemental tables and include “Adjusted Net Income,” “Adjusted Diluted EPS,” “Efficiency Ratio,” “Net Interest Margin, tax equivalent,” and “Tangible Book Value per Common Share”. While the Company believes these non-GAAP financial measures provide investors with a broader understanding of the capital adequacy, funding profile and financial trends of the Company, this information should be considered as supplemental in nature and not as a substitute to the related financial information prepared in accordance with GAAP. These non-GAAP financial measures may also differ from the similar measures presented by other companies.

Forward Looking Statements
This document may contain certain forward-looking statements about First Mid and Delta Bancshares Company (“Delta”), such as discussions of First Mid’s and Delta’s pricing and fee trends, credit quality and outlook, liquidity, new business results, expansion plans, anticipated expenses, and planned schedules. First Mid intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of First Mid and Delta, are identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. Actual results could differ materially from the results indicated by these statements because the realization of those results is subject to many risks and uncertainties, including, among other things, the possibility that any of the anticipated benefits of the proposed transactions between First Mid and Delta will not be realized or will not be realized within the expected time period; the risk that integration of the operations of Delta with First Mid will be materially delayed or will be more costly or difficult than expected; the inability to complete the proposed transactions due to the failure to satisfy conditions to completion of the proposed transactions, including failure to obtain the required regulatory, shareholder and other approvals; the failure of the proposed transactions to close for any other reason; the effect of the announcement of the proposed transactions on customer relationships and operating results; the possibility that the proposed transactions may be more expensive to complete than anticipated, including as a result of unexpected factors or events; changes in interest rates; general economic conditions and those in the market areas of First Mid and Delta; legislative and/or regulatory changes; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality or composition of First Mid’s and Delta’s loan or investment portfolios and the valuation of those investment portfolios; demand for loan products; deposit flows; competition, demand for financial services in the market areas of First Mid and Delta; accounting principles, policies and guidelines; the severity, magnitude and duration of the COVID-19 pandemic, the direct and indirect impact of such pandemic, including responses to the pandemic by the U.S., state and local governments, customers' businesses, the disruption of global, national, state and local economies associated with the COVID-19 pandemic, which could affect First Mid’s and Delta’s liquidity and capital positions, impair the ability of First Mid’s and Delta’s borrowers to repay outstanding loans, impair collateral values, and further increase the allowance for credit losses, and the impact of the COVID-19 pandemic on First Mid’s and Delta’s financial results, including possible lost revenue and increased expenses (including cost of capital), as well as possible goodwill impairment charges. Additional information concerning First Mid, including additional factors and risks that could materially affect First Mid’s financial results, are included in First Mid’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, we do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

Investor Contact:
Aaron Holt
VP, Shareholder Relations
217-258-0463
aholt@firstmid.com

Matt Smith
Chief Financial Officer
217-258-1528
msmith@firstmid.com

FIRST MID BANCSHARES, INC.
Condensed Consolidated Balance Sheets
(In thousands, unaudited)
	As of

	December 31,	September 30,	December 31,
	2021	2021	2020

Assets
Cash and cash equivalents	$168,602	$345,206	$417,281
Investment securities	1,431,299	1,357,035	887,169
Loans (including loans held for sale)	3,995,523	3,947,769	3,138,419
Less allowance for credit losses	(54,655)	(53,983)	(41,910)
Net loans	3,940,868	3,893,786	3,096,509
Premises and equipment, net	81,484	81,823	58,206
Goodwill and intangibles, net	141,376	142,656	128,120
Bank owned life insurance	132,375	131,547	68,955
Other assets	90,578	91,306	70,108
Total assets	$5,986,582	$6,043,359	$4,726,348

Liabilities and Stockholders' Equity
Deposits:
Non-interest bearing	$1,246,673	$1,242,950	$936,926
Interest bearing	3,709,813	3,745,612	2,755,858
Total deposits	4,956,486	4,988,562	3,692,784
Repurchase agreement with customers	146,268	149,891	206,937
Other borrowings	86,446	112,641	93,969
Junior subordinated debentures	19,195	19,153	19,027
Subordinated debt	94,400	94,363	94,253
Other liabilities	49,893	51,524	51,150
Total liabilities	5,352,688	5,416,134	4,158,120

Total stockholders' equity	633,894	627,225	568,228
Total liabilities and stockholders' equity	$5,986,582	$6,043,359	$4,726,348

FIRST MID BANCSHARES, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Interest income:
Interest and fees on loans	$39,711	$33,254	$159,684	$126,814
Interest on investment securities	6,500	4,226	22,916	16,966
Interest on federal funds sold & other deposits	88	90	413	361
Total interest income	46,299	37,570	183,013	144,141
Interest expense:
Interest on deposits	2,057	2,617	9,037	12,751
Interest on securities sold under agreements to repurchase	52	68	231	488
Interest on other borrowings	336	371	1,514	1,877
Interest on jr. subordinated debentures	125	143	541	682
Interest on subordinated debt	985	931	3,939	931
Total interest expense	3,555	4,130	15,262	16,729
Net interest income	42,744	33,440	167,751	127,412
Provision for loan losses	2,472	603	15,151	16,103
Net interest income after provision for loan	40,272	32,837	152,600	111,309
Non-interest income:
Wealth management revenues	6,261	5,232	20,407	16,153
Insurance commissions	4,150	3,477	18,927	17,477
Service charges	2,067	1,527	6,808	5,862
Securities gains, net	36	193	124	1,106
Mortgage banking revenues	890	1,870	4,718	5,075
ATM/debit card revenue	3,074	2,369	11,974	8,962
Other	1,646	879	6,809	4,885
Total non-interest income	18,124	15,547	69,767	59,520
Non-interest expense:
Salaries and employee benefits	20,424	19,151	89,660	66,452
Net occupancy and equipment expense	5,712	3,962	21,546	16,708
Net other real estate owned (income) expense	315	(20)	3,866	42
FDIC insurance	406	458	1,604	1,309
Amortization of intangible assets	1,462	1,200	5,391	5,062
Stationary and supplies	311	275	1,161	1,080
Legal and professional expense	1,811	1,220	6,730	5,427
Marketing and donations	1,915	434	3,603	1,616
Other	4,038	3,651	22,018	13,391
Total non-interest expense	36,394	30,331	155,579	111,087
Income before income taxes	22,002	18,053	66,788	59,742
Income taxes	5,168	4,484	15,298	14,472
Net income	$16,834	$13,569	$51,490	$45,270

Per Share Information
Basic earnings per common share	$0.93	$0.81	$2.88	$2.71
Diluted earnings per common share	0.93	0.81	2.87	2.70

Weighted average shares outstanding	18,086,949	16,735,926	17,886,998	16,716,880
Diluted weighted average shares outstanding	18,135,380	16,779,129	17,939,007	16,762,856

FIRST MID BANCSHARES, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data, unaudited)

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2021	2021	2021	2021	2020
Interest income:
Interest and fees on loans	$39,711	$43,292	$40,795	$35,886	$33,254
Interest on investment securities	6,500	5,835	5,739	4,842	4,226
Interest on federal funds sold & other deposits	88	136	101	88	90
Total interest income	46,299	49,263	46,635	40,816	37,570
Interest expense:
Interest on deposits	2,057	2,234	2,262	2,484	2,617
Interest on securities sold under agreements to repurchase	52	52	57	70	68
Interest on other borrowings	336	359	445	374	371
Interest on jr. subordinated debentures	125	137	139	140	143
Interest on subordinated debt	985	985	985	984	931
Total interest expense	3,555	3,767	3,888	4,052	4,130
Net interest income	42,744	45,496	42,747	36,764	33,440
Provision for loan losses	2,472	1,103	(560)	12,136	603
Net interest income after provision for loan	40,272	44,393	43,307	24,628	32,837
Non-interest income:
Wealth management revenues	6,261	4,204	5,016	4,926	5,232
Insurance commissions	4,150	3,932	4,988	5,857	3,477
Service charges	2,067	1,838	1,539	1,364	1,527
Securities gains, net	36	11	73	4	193
Mortgage banking revenues	890	1,477	1,691	1,409	1,870
ATM/debit card revenue	3,074	3,060	3,141	2,699	2,369
Other	1,646	1,837	1,836	1,490	879
Total non-interest income	18,124	16,359	18,284	17,749	15,547
Non-interest expense:
Salaries and employee benefits	20,424	21,092	24,908	23,487	19,151
Net occupancy and equipment expense	5,712	5,382	5,482	4,970	3,962
Net other real estate owned (income) expense	315	1,507	1,966	78	(20)
FDIC insurance	406	268	478	452	458
Amortization of intangible assets	1,462	1,414	1,295	1,220	1,200
Stationary and supplies	311	299	235	316	275
Legal and professional expense	1,811	1,878	1,639	1,402	1,220
Marketing and donations	1,915	679	507	502	434
Other	4,038	3,802	9,503	5,173	3,651
Total non-interest expense	36,394	36,321	46,013	37,600	30,331
Income before income taxes	22,002	24,431	15,578	4,777	18,053
Income taxes	5,168	6,105	3,357	668	4,484
Net income	$16,834	$18,326	$12,221	$4,109	$13,569

Per Share Information
Basic earnings per common share	$0.93	$1.01	$0.68	$0.24	$0.81
Diluted earnings per common share	0.93	1.01	0.68	0.24	0.81

Weighted average shares outstanding	18,086,949	18,083,126	18,067,190	17,299,927	16,735,926
Diluted weighted average shares outstanding	18,135,380	18,136,146	18,120,210	17,352,947	16,779,129

FIRST MID BANCSHARES, INC.
Consolidated Financial Highlights and Ratios
(Dollars in thousands, except per share data)
(Unaudited)
	As of and for the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2021	2021	2021	2021	2020

Loan Portfolio
Construction and land development	$145,118	$180,061	$141,568	$165,376	$122,479
Farm real estate loans	279,272	278,788	277,362	269,652	254,341
1-4 Family residential properties	400,313	412,565	394,902	412,470	325,762
Multifamily residential properties	298,942	306,911	274,910	297,984	189,632
Commercial real estate	1,666,198	1,583,255	1,480,198	1,402,885	1,174,300
Loans secured by real estate	2,789,843	2,761,580	2,568,940	2,548,367	2,066,514
Agricultural operating loans	151,484	126,534	123,101	121,070	137,352
Commercial and industrial loans	832,008	835,860	864,554	1,017,400	738,313
Consumer loans	78,442	80,064	84,541	91,705	78,002
All other loans	143,746	143,731	155,168	164,557	118,238
Total loans	3,995,523	3,947,769	3,796,304	3,943,099	3,138,419

Deposit Portfolio
Non-interest bearing demand deposits	$1,246,673	$1,242,950	$1,157,009	$1,185,181	$936,926
Interest bearing demand deposits	1,452,765	1,416,361	1,418,717	1,268,882	1,031,183
Savings deposits	626,523	612,404	598,232	668,098	499,427
Money Market	1,068,473	1,075,852	842,771	803,946	748,179
Time deposits	562,052	640,995	722,593	811,586	477,069
Total deposits	4,956,486	4,988,562	4,739,322	4,737,693	3,692,784

Asset Quality
Non-performing loans	$22,036	$27,723	$30,410	$31,984	$28,123
Non-performing assets	27,055	33,359	37,648	45,323	30,616
Net charge-offs	1,800	1,717	261	702	608
Allowance for credit losses to non-performing loans	248.03%	194.72%	179.54%	173.27%	149.02%
Allowance for credit losses to total loans outstanding	1.37%[1]	1.39%[1]	1.50%[1]	1.50%[1]	1.41%[1]
Nonperforming loans to total loans	0.55%	0.70%	0.80%	0.81%	0.90%
Nonperforming assets to total assets	0.45%	0.55%	0.65%	0.78%	0.65%

Common Share Data
Common shares outstanding	18,080,303	18,083,126	18,078,474	18,042,256	16,741,208
Book value per common share	$35.06	$34.69	$34.08	$33.36	$33.94
Tangible book value per common share (2)	27.24	26.80	26.33	25.68	26.29
Market price of stock	42.79	41.06	40.51	43.93	33.66

Key Performance Ratios and Metrics
End of period earning assets	$5,504,517	$5,542,199	$5,269,882	$5,374,848	$4,367,717
Average earning assets	5,539,819	5,396,239	5,380,411	4,769,975	4,238,388
Average rate on average earning assets (tax equivalent)	3.37%	3.67%	3.52%	3.52%	3.58%
Average rate on cost of funds	0.26%	0.29%	0.30%	0.36%	0.41%
Net interest margin (tax equivalent) (2)	3.11%	3.38%	3.22%	3.16%	3.17%
Return on average assets	1.12%	1.25%	0.84%	0.32%	1.18%
Return on average common equity	10.74%	11.67%	8.00%	2.78%	9.66%
Efficiency ratio (tax equivalent) (2)	55.75%	52.73%	59.91%	61.20%	58.27%
Full-time equivalent employees	965	960	960	983	824

[1] Excludes Paycheck Protection Program loans.
[2] Non-GAAP financial measure. Refer to reconciliation to the comparable GAAP measure.

FIRST MID BANCSHARES, INC.
Net Interest Margin
(In thousands, unaudited)
	For the Quarter Ended December 31, 2021
	QTD Average		Average
	Balance	Interest	Rate
INTEREST EARNING ASSETS
Interest bearing deposits	$177,018	$74	0.17%
Federal funds sold	1,355	-	0.00%
Certificates of deposits investments	2,591	14	2.14%
Investment Securities:
Taxable (total less municipals)	1,061,070	4,342	1.64%
Tax-exempt (Municipals)	366,367	2,732	2.98%
Loans (net of unearned income)	3,931,418	39,885	4.02%

Total interest earning assets	5,539,819	47,047	3.37%

NONEARNING ASSETS
Cash and due from banks	106,944
Premises and equipment	81,650
Other nonearning assets	349,884
Allowance for loan losses	(54,874)

Total assets	$6,023,423

INTEREST BEARING LIABILITIES
Demand deposits	$2,474,758	$1,168	0.19%
Savings deposits	618,900	117	0.08%
Time deposits	598,414	772	0.51%
Total interest bearing deposits	3,692,072	2,057	0.22%
Repurchase agreements	159,268	52	0.13%
FHLB advances	102,590	336	1.30%
Subordinated debt	94,376	985	4.14%
Jr. subordinated debentures	19,168	125	2.59%
Total borrowings	375,402	1,498	1.58%
Total interest bearing liabilities	4,067,474	3,555	0.35%

NONINTEREST BEARING LIABILITIES
Demand deposits	1,278,866	Average cost of funds	0.26%
Other liabilities	50,305
Stockholders' equity	626,778

Total liabilities & stockholders' equity	$6,023,423

Net Interest Earnings / Spread		$43,492	3.02%

Impact of Non-Interest Bearing Funds			0.09%

Tax effected yield on interest earning assets			3.11%

FIRST MID BANCSHARES, INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, unaudited)

	As of and for the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2021	2021	2021	2021	2020

Net interest income as reported	$42,744	$45,496	$42,747	$36,764	$33,440
Net interest income, (tax equivalent)	43,492	46,165	43,359	37,359	34,040
Average earning assets	5,539,819	5,396,239	5,380,411	4,769,975	4,238,388
Net interest margin (tax equivalent)	3.11%	3.38%	3.22%	3.16%	3.17%

Common stockholder's equity	$633,894	$627,225	$616,066	$601,884	$568,228
Goodwill and intangibles, net	141,376	142,656	139,995	138,606	128,120
Common shares outstanding	18,080	18,083	18,078	18,042	16,741
Tangible Book Value per common share	$27.24	$26.80	$26.33	$25.68	$26.29

FIRST MID BANCSHARES, INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except per share data, unaudited)

	As of and for the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2021	2021	2021	2021	2020
Adjusted earnings Reconciliation
Net Income - GAAP	$16,834	$18,326	$12,221	$4,109	$13,569
Adjustments (post-tax): (1)
Acquisition ACL on non-PCD assets in provision expense	-	-	-	9,072	-
Branch optimization costs	-	999	960	-	-
Integration and acquisition expenses	225	348	4,634	2,036	292
Total non-recurring adjustments (non-GAAP)	$225	$1,347	$5,595	$11,108	$292

Adjusted earnings - non-GAAP	$17,059	$19,673	$17,816	$15,217	$13,861
Adjusted diluted earnings per share (non-GAAP)	$0.94	$1.08	$0.98	$0.88	$0.83

Efficiency Ratio Reconciliation
Noninterest expense - GAAP	$36,394	$36,321	$46,013	$37,600	$30,331
Other real estate owned property income (expense)	(315)	(242)	(751)	(78)	20
Amortization of intangibles	(1,462)	(1,414)	(1,295)	(1,220)	(1,200)
Branch optimization costs	-	(1,265)	(1,215)	-	-
integration and acquisition expenses	(285)	(440)	(5,866)	(2,578)	(369)
Adjusted noninterest expense (non-GAAP)	$34,332	$32,960	$36,886	$33,724	$28,782

Net interest income -GAAP	$42,744	$45,496	$42,747	$36,764	$33,440
Effect of tax-exempt income (1)	748	669	612	595	601
Adjusted net interest income (non-GAAP)	$43,492	$46,165	$43,359	$37,359	$34,041

Noninterest income - GAAP	$18,124	$16,359	$18,284	$17,749	$15,547
Gain on sales of investment securities, net	(36)	(11)	(73)	(4)	(193)
Adjusted noninterest income (non-GAAP)	$18,088	$16,348	$18,211	$17,745	$15,354

Adjusted total revenue (non-GAAP)	$61,580	$62,513	$61,570	$55,104	$49,395

Efficiency ratio (non-GAAP)	55.75%	52.73%	59.91%	61.20%	58.27%

(1) Nonrecurring items (post-tax) and tax-exempt income are calculated using an estimated effective tax rate of 21%.